UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2007

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Cell Power Technologies, Inc.

(Exact name of registrant as specified in its charter)

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FL	000-50062	59-1082273
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7217 Farm Meadow Court, McLean, VA 22101

(Address of Principal Executive Office) (Zip Code)

(703) 980-5030

(Registrant’s telephone number, including area code)

9412 Oakmore Road, Los Angeles, CA 90035

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 11, 2007, Mr. Brian Corbman was appointed to the Board of Directors of Cell Power Technologies, Inc. (“Cell Power”).

On April 11, 2007, Mr. James Davidson, one of our directors, was appointed President of Cell Power. Mr. Davidson is a private investor and that has been his main occupation for more than five years. Currently, Mr. Davidson is a director of Anatolia Minerals Development Limited, a Canadian public company whose common stock trades on the Toronto Stock Exchange.

From April 2006 through the date of this Report, Mr. Davidson invested $40,000 in equity and lent Cell Power and Portagy Corp., its wholly-owned subsidiary, $216,500, which is still outstanding. Mr. Davidson also received 930,000 shares of Portagy Corp. as additional consideration for his loans. All of Mr. Davidson’s shares of Portagy Corp. were converted on August 11, 2006 into shares of Cell Power when Cell Power acquired Portagy Corp. Mr. Davidson currently owns 4,675,098 shares of Cell Power common stock. He intends to recommend to the Board of Directors that all of his debt and all other indebtedness be converted into shares of Cell Power at $0.02 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CELL POWER TECHNOLOGIES, INC.

By:	/s/ JAMES DAVIDSON
James Davidson President

Date:  April 17, 2007

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